Exhibit 99.1

                                    AGREEMENT
                                    ---------

        Pursuant to Rule 13d-l(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Centris Group, Inc. or any subsequent acquisitions or dispositions of equity securities of Centris Group, Inc. by any of the undersigned.

Dated: June 23, 1999

                                            HOLLYBANK INVESTMENTS, LP

                                            BY: /s/Timothy G. Caffrey
                                                ----------------------
                                                  Timothy G. Caffrey
                                                  General Partner

                                            THISTLE INVESTMENTS LLC

                                            BY: /s/Timothy G. Caffrey
                                                ----------------------
                                                  Timothy G. Caffrey
                                                  Manager Member

                                            /s/Timothy G. Caffrey
                                            -----------------------
                                            Dorsey R. Gardner
                                            By  Timothy G. Caffrey,
                                                  Attorney-in-Fact

                                            /s/Timothy G. Caffrey
                                            -----------------------
                                            Timothy G. Caffrey